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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-4 (File No. 333-20095) of our report dated March 7, 1997, on our audits of the consolidated financial statements of Atrium Companies, Inc. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 31, 1997